                                                                       EX-99.B16

 SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS VANGUARD TAX-MANAGED FUND--
                         CAPITAL APPRECIATION PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------

   P                                 =
   T                                 =
   N                                 =
 ERV                                 =

 FIVE YEAR
 ---------

   P                                 $1,000
   T                                  . %
   N                                 1
 ERV                                 $  .

 FIVE YEAR
 ---------

   P                                 =
   T                                 =
   N                                 =
 ERV                                 =
   P                                 $1,000
   T                                  . %
   N                                 *
 ERV                                 $  .

--------
  * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

               a -
                 b
    Yield = 2[( + 1 )/6/ - 1]
               ----
              c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a =
                  $  .

              b =
                  $  .

              c =
                    .

              d =

                  $  .

          Yield =

                   .  %

                                                                       EX-99.B16
                 VANGUARD TAX-MANAGED FUND--BALANCED PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------

   P                                 =
   T                                 =
   N                                 =
 ERV                                 =

 FIVE YEAR
 ---------
   P                                 $1,000
   T                                  . %
   N                                 1
 ERV                                 $  .

 FIVE YEAR
 ---------
   P                                 =
   T                                 =
   N                                 =
 ERV                                 =
   P                                 $1,000
   T                                  . %
   N                                 *
 ERV                                 $  .

--------
  * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

               a -
                 b
    Yield = 2[( + 1 )/6/ - 1]
               ----
              c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a =
                  $  .

              b =
                  $  .

              c =
                    .

              d =
                  $  .

          Yield =
                   . %

                                                                       EX-99.B16

             VANGUARD TAX-MANAGED FUND--GROWTH AND INCOME PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period


 EXAMPLE:
 --------
 ONE YEAR
 --------
     P =   $1,000
    T  =    . %
    N  =   1
  ERV  =   $ .

 FIVE YEAR
 ---------
     P =   $1,000
    T  =    . %
    N  =   *
  ERV  =   $ .

--------
* Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

               a -
                 b
    Yield = 2[(+ 1 )/6/ - 1]
               ----
              c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a =
                  $  .

              b =
                  $  .

              c =
                    .

              d =
                    .

          Yield =
                    .  %